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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 17, 2004


                              PLATO LEARNING, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                        0-20842                 36-3660532
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


            10801 NESBITT AVENUE SOUTH
              BLOOMINGTON, MINNESOTA                               55437
     (Address of Principal Executive Offices)                   (Zip Code)


                                 (952) 832-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

                                 ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On November 17, 2004, PLATO Learning, Inc. (the "Company") announced that John Murray, Chairman, President and Chief Executive Officer, and a director is leaving all of his positions with the Company and its subsidiaries effective November 17, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with Mr. Murray's departure from the Company, the employment agreement between the Company and John Murray, dated January 1, 2001, will be terminated effective November 17, 2004. The severance provisions of the employment agreement provide for Mr. Murray to (a) be paid his current base salary of $350,000 per year through December 31, 2007, (b) be paid bonus earned for the fiscal year ended October 31, 2004 and a pro rata portion of bonus, if earned, for the fiscal year ending October 31, 2005, and (c) be granted options to purchase 260,000 shares of common stock, with an exercise price equal to fair market value as of the date of grant, which will vest over a three-year period, subject to Mr. Murray fulfilling certain continuing obligations under the employment agreement. In addition, certain options previously granted to Mr. Murray will accelerate and be immediately exercisable. Mr. Murray's right to receive these benefits is subject to his complying with his continuing obligations under the employment agreement related to a transition period and the confidentiality, non-competition and non-solicitation provisions of the employment agreement and executing a release of claims. The Company and Mr. Murray are currently negotiating the terms of his severance arrangement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 17, 2004, John Murray, Chairman, President and Chief Executive Officer, and a director is leaving all of his positions with the Company and its subsidiaries. Mr. Murray was also a member of the Board of Director's Nominating and Corporate Governance Committee.

On November 17, 2004, the Company's Board of Directors elected David W. Smith as President and Chief Executive Officer of the Company. The Company will be conducting a search for a permanent Chief Executive Officer. Mr. Smith has agreed to serve as President and Chief Executive Officer of the Company until the search is complete.

Mr. Smith, age 59, has been a member of the Company's Board of Directors since June 2004. Prior to being elected to these positions, Mr. Smith spent thirty years in executive roles providing products and services to the education market. Most recently, from September 2000 through December 2002 he served as Chief Executive Officer of NCS Pearson, a company that provides data collection hardware, software, scannable forms and outsourcing services for business, healthcare, government and education. Prior to being appointed Chief Executive Officer, Mr. Smith served as President of NCS Pearson's Assessment and Testing Services from 1991 to September 2000. Currently, Mr. Smith also serves on the Boards of Directors of Capella Education Company, an accredited online university, Inscape Publishing, an international publisher of research-based learning instruments, and 4GLSchool Solutions, a provider of student based management systems, and Scientific Learning Corporation, a provider of reading

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intervention software. Mr. Smith is neither related to any other director or executive officer nor does he have relationships or transactions with the company outside the context of his positions with the Company.

On November 17, 2004, the Company's Board of Directors also elected Tom Hudson as Chairman of the Board. Mr. Hudson has served on the Board since 2002.

Item 9.01     Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired.
              -------------------------------------------

              Not Applicable

         (b)  Pro Forma Financial Information.
              -------------------------------

              Not Applicable

         (c)  Exhibits.
              ---------

              Exhibit No.                    Description
              -----------                    -----------
                 99.1 Press Release dated November 17, 2004 (included herewith).







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            PLATO LEARNING, INC.


Dated: November 17, 2004                    By: /s/ David W. Smith
                                                --------------------------------
                                                David W. Smith
                                                President and Chief Executive
                                                Officer



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                                  EXHIBIT INDEX


    Exhibit No.      Description
    -----------      -----------
       99.1          Press Release dated November 17, 2004 (included herewith).